UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 8, 2016

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 8, 2016, Matador Resources Company (the “Company”) entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), which supplements the Indenture, dated as of April 14, 2015, as supplemented and amended by that certain First Supplemental Indenture dated as of October 1, 2015 and that certain Second Supplemental Indenture dated as of November 4, 2015 (as amended, the “Indenture”), among the Company, the Guarantors named therein and the Trustee. Pursuant to the Third Supplemental Indenture, Black River Water Management Company, LLC, a wholly-owned subsidiary of the Company, was added as a party to and as a guarantor under the Indenture. The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture, which is included in this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 9, 2016. At the Annual Meeting, as discussed below, the shareholders approved the Company’s Amended and Restated Annual Incentive Plan for Management and Key Employees (the “Plan”). A description of the terms and conditions of the Plan is included in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 28, 2016 and is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 9, 2016. On the April 15, 2016 record date, there were 93,265,146 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share of common stock.
A total of 85,335,047 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors
The shareholders elected Craig T. Burkert, Gregory E. Mitchell and Dr. Steven W. Ohnimus as Class II directors of the Company for a three-year term expiring at the Annual Meeting of Shareholders in 2019, and until the election and qualification of such director’s successor or the earlier death, retirement, resignation or removal of such director.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Craig T. Burkert	75,451,780	674,702	9,208,565
Gregory E. Mitchell	75,774,978	351,504	9,208,565
Dr. Steven W. Ohnimus	75,809,299	317,183	9,208,565

Proposal 2: Approval of Amended and Restated Annual Incentive Plan for Management and Key Employees
The shareholders approved the Company’s Amended and Restated Annual Incentive Plan for Management and Key Employees.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
75,690,444	397,083	38,955	9,208,565

Proposal 3: Advisory Vote on Executive Compensation
The shareholders approved the non-binding advisory resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
74,763,195	1,265,771	97,516	9,208,565

Proposal 4: Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2016
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Votes Abstained
85,292,951	22,252	19,844

Proposal 5: Shareholder Proposal to Adopt a Majority Voting Standard for the Election of Directors
The shareholders approved the shareholder proposal requesting that the Company’s Board of Directors initiate the appropriate process to adopt a majority voting standard for the election of directors.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,932,739	23,061,610	132,133	9,208,565

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
4.1
Third Supplemental Indenture, dated as of June 8, 2016, by and among Matador Resources Company, Black River Water Management Company, LLC, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

10.1	Amended and Restated Annual Incentive Plan for Management and Key Employees.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: June 14, 2016	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
4.1
Third Supplemental Indenture, dated as of June 8, 2016, by and among Matador Resources Company, Black River Water Management Company, LLC, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

10.1	Amended and Restated Annual Incentive Plan for Management and Key Employees.